Exhibit 99.1

NEWS RELEASE For release at 4:00 p.m. EDST, 7/18/05 Contact: Julie Blystone Toll free ofc. (877) 988-8048 Fax (715) 424-3414 Email- pr@renlearn.com

2911 Peach Street • P.O. Box 8036 • Wisconsin Rapids, WI 54495-8036

Renaissance Learning® Announces Second Quarter Financial Results

WISCONSIN RAPIDS, Wis., — July 18, 2005 — Renaissance Learning, Inc., (Nasdaq: RLRN), a leading provider of daily and periodic progress monitoring systems and school improvement programs for pre-K-12 schools today announced financial results for the three- and six-month periods ending June 30, 2005.   Revenues for the second quarter of 2005 were $28.3 million, a decrease of 7.1% from second quarter 2004 revenues of $30.5 million.  Net income was $7.3 million compared to net income after discontinued operations of $7.7 million for the second quarter of 2004, a decrease of 4.5%.   Earnings per share for the quarter were $0.24, compared to the $0.25 per share earned in the prior year.

Revenues for the six-month period ended June 30, 2005 were $55.9 million, down 9.0% from the 2004 revenues of $61.5 million.  Net income, after income from discontinued operations, was $13.8 million for the six-month period, up 1.3% from the prior year net income of $13.6 million.  Earnings per share for the first half of 2005 were $0.45 compared to $0.44 earned in the first six months of 2004.

“The 2005 initiatives and new product announcements are generating excitement from our customers, sales force and strategic partners,” commented John R. Hickey, president and chief executive officer of Renaissance Learning, Inc.  “We expect to see the start of the impact next quarter as we are very encouraged by the progress made to date, along with the high renewal rates on the Renaissance Place subscriptions, all of which should ultimately result in improving revenue trends.”

The acquisition of AlphaSmart, Inc. was successfully completed on June 27, 2005, and the combined sales force of Renaissance Learning and AlphaSmart are actively selling all product solutions.  The company also reported that it is 65% of the way toward its goal of Renaissance Place adoptions of at least 10,000 buildings by 2005 year-end, and announced several new initiatives and products for the fall including AssessmentMaster, the Renaissance Classroom Response System, Read Now with PowerUp! - a middle school reading intervention solution jointly developed and offered with Harcourt Achieve, and the new partnership with Sagebrush Corporation who will distribute Renaissance Learning’s reading solutions, including Accelerated Reader, STAR Reading, STAR Early Literacy, and Fluent Reader.

-more-

page 2 of 2 (Q2 Earnings)

Excluding AlphaSmart products, Renaissance Learning added about 600 new customer schools in the U.S. and Canada during the quarter, bringing total North American schools that have adopted Company products to more than 68,000.  Of these, more than 64,000 use the Company’s reading products and more than 26,000 use math.

The Company will hold a conference call at 4:00 p.m. CDST today to discuss its financial results, quarterly highlights, and business outlook.  The teleconference may be accessed in listen-only mode by dialing 888-335-6680 at 4:00 p.m. CDST.  Please call a few minutes before the scheduled start time to ensure a proper connection.

A digital recording of the conference call will be made available on July 18, 2005 at 8:00 p.m. through July 25, 2005 at 11:59 p.m.  The replay dial-in is 877-519-4471.  The conference ID number to access the replay is 6206569.

Renaissance Learning, Inc., is a leading provider of research-based school-improvement programs for pre-K schools and districts.  Renaissance Learning daily and periodic progress monitoring systems give students and teachers continuous constructive feedback that helps motivate students, dramatically accelerate learning, improve test scores, and help students master all standards, while reducing teacher paperwork. Renaissance Learning has seven U.S. locations and subsidiaries in Australia, Canada, India, and the United Kingdom.

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding growth initiatives, management’s revenue expectations for future periods, the introduction and acceptance of new products and services, and new marketing approaches.  Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Factors that could cause or contribute to such differences include risks associated with the implementation of the Company’s strategic growth plan and other risks affecting the Company’s business as described in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2004 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

 (tables to follow)

-more-

RENAISSANCE LEARNING®, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in thousands, except per share amounts)
(unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004

Net sales:
Products	$23,634	$26,082	$44,760	$50,887
Services	4,712	4,417	11,143	10,568
Total net sales	28,346	30,499	55,903	61,455

Cost of sales:
Products	2,325	1,789	3,514	3,492
Services	1,811	1,923	4,571	5,458
Total cost of sales	4,136	3,712	8,085	8,950

Gross profit	24,210	26,787	47,818	52,505

Operating expenses:
Product development	4,037	3,560	7,655	7,156
Selling and marketing	6,062	6,941	14,107	15,565
General and administrative	2,961	3,082	6,030	6,219

Total operating expenses	13,060	13,583	27,792	28,940

Operating income	11,150	13,204	20,026	23,565

Other income (expense), net	502	295	958	684

Income - continuing operations before income taxes	11,652	13,499	20,984	24,249

Income taxes – continuing operations	4,311	5,020	7,764	9,025

Income – continuing operations	7,341	8,479	13,220	15,224

Income (loss) on discontinued operations, Net of tax benefit of $0 and $507 for the three months ended June 30, 2005 and 2004 respectively; and $1,417 and $1,022 for the six months ended June 30, 2005 and 2004 respectively.	-	(794)	584	(1,597)

Net income	$7,341	$7,685	$13,804	$13,627

Income per share:
Basic:
Continuing Operations	$0.24	$0.27	$0.43	$0.49
Discontinuing operations	0.00	(0.02)	0.02	(0.05)
Net income	$0.24	$0.25	$0.45	$0.44
Diluted:
Continuing Operations	$0.24	$0.27	$0.43	$0.49
Discontinuing operations	0.00	(0.02)	0.02	(0.05)
Net income	$0.24	$0.25	$0.45	$0.44

Weighted average shares outstanding:
Basic	30,617,025	31,076,098	30,716,224	31,019,830
Diluted	30,689,816	31,254,214	30,771,756	31,228,966

-more-

RENAISSANCE LEARNING®, INC.
CONSOLIDATED BALANCE SHEETS
(dollar amounts in thousands)
(unaudited)

	June 30,	December 31,
	2005	2004

ASSETS:
Current assets:
Cash and cash equivalents	$13,469	$27,460
Investment securities	21,124	25,103
Accounts receivable, net	14,440	8,441
Inventories	3,635	2,364
Prepaid expenses	1,124	1,194
Deferred tax asset	6,847	3,800
Assets of discontinued operations	-	1,149
Other current assets	1,858	453
Total current assets	62,497	69,964

Investment securities	11,634	21,003
Property, plant and equipment, net	18,461	18,552
Deferred tax asset	2,202	1,620
Goodwill	43,121	2,757
Other assets	9,358	828

Total assets	$147,273	$114,724

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$2,473	$1,226
Deferred revenue	14,876	16,484
Payroll and employee benefits	4,578	3,983
Income taxes payable Liabilities of discontinued operations	4,543 -	925 1,650
Other current liabilities	6,224	3,881
Total current liabilities	32,694	28,149
Deferred revenue	622	620
Deferred compensation	1,407	1,354
Other noncurrent liabilities	74	-
Total liabilities	34,797	30,123

Minority interest	207	184

Total shareholders' equity	112,269	84,417

Total liabilities and shareholders' equity	$147,273	$114,724

# # # #